Calculation of Filing Fee Tables
S-8
Eikon Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, issuable pursuant to the exercise of outstanding options granted under the Eikon Therapeutics, Inc. 2019 Equity Incentive Plan	Other	3,330,950	$ 9.58	$ 31,910,501.00	0.0001381	$ 4,406.84
2	Equity	Common stock, $0.0001 par value per share, reserved for future issuance under the Eikon Therapeutics, Inc. 2026 Long-Term Incentive Plan	Other	4,137,117	$ 18.00	$ 74,468,106.00	0.0001381	$ 10,284.05
3	Equity	Common stock, $0.0001 par value per share, reserved for future issuance under the Eikon Therapeutics, Inc. 2026 Employee Stock Purchase Plan	Other	539,582	$ 15.30	$ 8,255,604.60	0.0001381	$ 1,140.10
4	Equity	Common stock, $0.0001 par value per share, issuable pursuant to the exercise of outstanding options granted under the Non-Plan Based Stock Option Agreement Awards	Other	2,478,462	$ 9.85	$ 24,412,850.70	0.0001381	$ 3,371.41
Total Offering Amounts:						$ 139,047,062.30		$ 19,202.40
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 19,202.40
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock ("Common Stock") of Eikon Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2019 Equity Incentive Plan (the "2019 Plan"), the Registrant's 2026 Long-Term Incentive Plan (the "2026 Plan"), the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP"), or certain non-plan based stock option agreement awards (the "SOAs") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (B) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 3,330,950 shares of Common Stock issuable pursuant to the exercise of outstanding options granted under the 2019 Plan are calculated using the weighted-average exercise price of $9.58 per share for such stock options. (C) Represents shares of Common Stock issuable pursuant to the exercise of outstanding options granted under the 2019 Plan. No additional stock awards will be granted under the 2019 Plan. The shares of Common Stock reserved for issuance pursuant to such stock options will become available for issuance under the 2026 Plan to the extent any such shares are (i) forfeited, canceled, reacquired by the Registrant prior to vesting, or expired (whether voluntarily or involuntarily), (ii) settled in cash or otherwise satisfied without the issuance of shares, (iii) withheld upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, or (iv) surrendered pursuant to an exchange or otherwise terminated (other than by exercise). See footnote 2(B) below.

[2]	(A) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of $18.00 per share (the "IPO Price"), as set forth in the Registrant's registration statement on Form S-1 (File No. 333-292633), as amended (the "S-1 Registration Statement"), that became effective on January 30, 2026. (B) Represents 4,137,117 shares of Common Stock reserved for future issuance under the 2026 Plan. The number of shares of Common Stock reserved for future issuance under the 2026 Plan will automatically increase on January 1 of each year, beginning on January 1, 2027 and continuing through January 1, 2036, in an amount equal to five percent (5%) of the total number of shares of the Registrant's capital stock outstanding on December 31 of the preceding year; provided, however, that the Registrant's board of directors may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement. In addition, to the extent outstanding awards under the 2019 Plan are forfeited, canceled or reacquired by the Registrant, or which expire or otherwise terminate without being exercised in full, they will become or again be available under the 2026 Plan. See footnote 1(C) above.

[3]	(A) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2026 ESPP. (B) Represents 539,582 shares of Common Stock reserved for future issuance under the 2026 ESPP. The number of shares of Common Stock reserved for issuance under the 2026 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2027 and continuing through January 1, 2036, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of the Registrant's capital stock outstanding on December 31 of the immediately preceding year and (ii) 1,079,164 shares of Common Stock, unless Registrant's board of directors acts prior to the first day of any calendar year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase for such calendar year will be a lesser number of shares of Common Stock. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.

[4]	(A) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for 2,478,462 shares of Common Stock issuable pursuant to the exercise of outstanding SOAs are calculated using the exercise price of $9.85 per share for such SOAs.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A